Exhibit 10.1

EXTENSION AGREEMENT

This Extension Agreement (this “Agreement”), dated as of this 21 day of November, 2020, is by and between Cenntro Holding Limited, a Hong Kong company (“Cenntro”) and Greenland Technologies Holding Corporation, a British Virgin Islands company with limited liability (the “Company”).

WITNESSETH:

WHEREAS, in June 2017, Shanghai Hengyu Enterprise Management Consulting Co., Ltd., a PRC company (“Hengyu”), the Company’s 62.5% owned subsidiary, sold its 16.23% equity interest in Sinomachinery Group Limited to Cenntro, the Company’s majority shareholder, for RMB 321.92 million (the “Sale Price”);

WHEREAS, the outstanding balance of the Sale Price, in the amounts of 251,441,993, (approximately $38,060,365), became due on October 27, 2020 (the “Due Date”) pursuant to the terms of that certain representation letter of Cenntro dated as of July 2, 2019 (the “Letter”); and

WHEREAS, Cenntro and the Company have agreed to amend the terms of the Letter to extend the Due Date.

NOW, THEREFORE, for a consideration of $100.00, the receipt and sufficiency of which are hereby acknowledged, Cenntro and the Company agree as follows:

1. The Due Date for the payment of the outstanding balance of the Sale Price shall be extended from October 27, 2020 to April 27, 2022.

2. Except as herein above amended, the terms and provisions of the Letter shall remain in full force and effect.

3. This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

4. This Agreement shall extend to and be binding upon the heirs, executors, administrators, successors, and assigns of each of the parties hereto.

5. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

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IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be signed by their duly authorized officers.

Dated: November 21, 2020

Cenntro Holding Limited

By:	/s/ Peter Wang
Name:	Peter Wang
Title:	President

Greenland Technologies Holding Corporation

By:	/s/ Raymond Wang
Name:	Raymond Wang
Title:	CEO